UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(Address of principal executive offices)(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 12, 2014, Eclipse Resources Corporation, a Delaware corporation (the “Company”), announced that Randall M. Albert, a member of the Company’s Board of Directors (the “Board”), had been appointed to the position of Lead Independent Director.

On December 5, 2014, Mr. Benjamin W. Hulburt was charged in the Commonwealth of Pennsylvania with driving under the influence of alcohol, a misdemeanor, with resolution of such charge pending. Mr. Hulburt will continue in his current roles with the Company, including as a member of the Board.

Mr. Albert, on behalf of the Board, commented: “The Board has conducted a thorough review of the circumstances surrounding this charge as well as Mr. Hulburt’s recent and ongoing performance. We will continue to monitor the situation and my appointment as Lead Independent Director during this time is a reflection of the efforts we are making in this regard. We are satisfied that the charge and its surrounding events have not impacted and will not impact Mr. Hulburt’s performance as our CEO, nor has it or is it expected to have a material impact on the operation of our Company, and Mr. Hulburt continues to enjoy our full support and confidence.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt

Name:	Christopher K. Hulburt

Title:	Executive Vice President, Secretary and General Counsel

Date: December 12, 2014